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                                                                  Exhibit 10.23










                               SUBLEASE AGREEMENT

                                     BETWEEN

                                MYLEX CORPORATION

                                   SUBLANDLORD


                                       AND


                          DOVATRON INTERNATIONAL, INC.

                                    SUBTENANT






                                   Dated as of
                                February 1, 1999

                               SUBLEASE AGREEMENT


         This Sublease Agreement (the "Sublease"), dated February 1, 1999 for reference, is entered into between MYLEX CORPORATION, a Delaware corporation ("Sublandlord"), and DOVATRON INTERNATIONAL, INC., a Delaware corporation ("Subtenant").

                                    RECITALS

     A. Sublandlord is the tenant of premises located at 34551 Ardenwood Boulevard, Fremont, California ("Master Premises") pursuant to the terms of that certain Industrial Lease, dated April 15, 1991, between Metropolitan Life Insurance Company, as landlord, and Sublandlord ("Original Lease"), as amended by that certain Lease Agreement - Building D, Ardenwood Corporate Park, dated December 9, 1995, between Logitech, Inc., as successor in interest to Metropolitan Life Insurance Company, and Sublandlord ("First Amendment"), and by Amendment to Industrial Lease, dated February 26, 1996, between Logitech, Inc. and Sublandlord ("Second Amendment") (collectively, the "Master Lease").

     B. AMB Property, L.P., a Delaware limited partnership ("Landlord"), is the successor in interest in the Master Lease to Logitech, having acquired its interest by MESNE assignments from The Martin Group of Companies, Inc. and APT Ardenwood, Inc., a Delaware corporation.

     C. Sublandlord and Subtenant are, concurrently herewith, entering into that certain Mylex/Dovatron Manufacturing Agreement, dated February 1, 1999 (the "Manufacturing Agreement"), pursuant to which Subtenant is to produce, assemble and distribute certain products for Sublandlord.

     D. To effectuate the purposes of the Manufacturing Agreement, Subtenant desires to sublease from Sublandlord, and Sublandlord is willing to sublease to Subtenant, a portion of the Master Premises pursuant to this Sublease.

                                    AGREEMENT

     1. SUBLEASE. On and subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, that portion of the Master Premises outlined on EXHIBIT A attached hereto, containing approximately 31,980 rentable square feet (the "Subleased Premises") and having an address of 6397 Kaiser Drive, Fremont, California.

           1.1 SHARED FACILITIES. Subtenant shall have the right to use the kitchen/cafeteria and restroom areas within the portion of the Master Premises retained by Sublandlord, as marked on EXHIBIT A. Such usage shall be subject to Sublandlord's reasonable rules and regulations to promote cleanliness, avoid waste and maintain security. Neither party shall post company information within these areas. The preceding restriction shall not prohibit the posting of such notices as may be required by law.

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          1.2  SHARED ACCESS. Each of Sublandlord and Subtenant acknowledges that access to each other's respective portion of the Master Premises will be required from time to time in order for such party to discharge its responsibilities under the Manufacturing Agreement and this Sublease. Accordingly, each party shall appoint an executive officer (the "Facility Executive") who shall be responsible for designating those employees who have shall have shared access rights. Employees having shared access rights shall be provided with the requisite pass-keys and/or security codes necessary to perform their respective responsibilities within the other party's premises. Each party shall have the right to establish reasonable rules for the purposes of maintaining security, safety and good manufacturing practices within its premises, and to revoke the access rights of any of the other party's employees who fails to observe such rules. Nothing herein shall limit Subtenant's access to the kitchen/cafeteria and restroom areas pursuant to section 1.1 above, or Sublandlord's access to the Subleased Premises pursuant to the provisions of this Sublease and of the Master Lease incorporated herein.

          1.3 EXPANSION PREMISES. Sublandlord grants to Subtenant a first right of negotiation with respect to the "RMA Area" shown on EXHIBIT A and containing approximately 3,700 rentable square feet (the "Expansion Premises"). In the event that Sublandlord determines, in its sole discretion, that it no longer requires such area for its operations, Sublandlord shall give Subtenant written notice offering to sublease the Expansion Premises to Subtenant and specifying the economic and other terms on which such sublease is to be made. Subtenant shall have five business days after receipt of Sublandlord's notice to notify Sublandlord of its interest in subleasing such space. If Subtenant timely notifies Sublandlord of its desire to sublease the Expansion Premises, Sublandlord and Subtenant shall negotiate in good faith the terms of such sublease which shall be the terms set forth in Sublandlord's notice offering the Expansion Premises to Subtenant (subject to further negotiation) and otherwise the terms of this Sublease. If, within 30 days after Sublandlord's notice offering the Expansion Premises to Subtenant, the parties reach agreement on the terms by which Subtenant shall sublease the Expansion Premises, then Sublandlord and Subtenant shall execute an amendment to this Sublease evidencing such agreement. If, however, the parties fail to reach agreement within such 30 day period, then this first right of negotiation shall terminate and Sublandlord shall be free to re-occupy or sublease the Expansion Premises on any terms it may desire. This first right of negotiation is personal to Subtenant and may not be transferred to any person or entity, whether voluntarily or by operation of law, without Sublandlord's prior written consent. Sublandlord may grant or deny its consent to any such transfer in its sole discretion. This first right of negotiation shall be void if Subtenant is in default under this Sublease at any time during or after the 30 day negotiation period and prior to the date on which the Expansion Premises is to be incorporated into the Subleased Premises.

          1.4 PARKING. Subtenant shall have the right to use, on a non-exclusive basis, Subtenant's Percentage Share of the number of vehicle parking spaces made available by Landlord for parking by Sublandlord within the Common Areas (as defined in the Master Lease). Subject to Landlord's consent, Subtenant shall have the right to designate up to four of such spaces located immediately adjacent to the entrance of the Subleased Premises for "visitor parking". Use of the parking areas shall be subject to such reasonable rules and regulations as Sublandlord may require.

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          1.5  SUBLANDLORD'S RESERVED RIGHTS. Sublandlord reserves the right to use the exterior walls (other than the Kaiser Drive frontage of the Premises), floor, foundation and roof in, above and below the Subleased Premises, and retains the right to install, maintain, use, repair and replace structural elements and utility equipment, including, but not limited to, pipes, ducts, conduits, wires and appurtenant fixtures in, under, over and through the Subleased Premises, in locations that will not materially interfere with Subtenant's use of the Subleased Premises and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment located within or adjacent to the Subleased Premises and to alter or relocate any shared or common areas or facilities. No easement for air, light or view is granted by this Sublease. Subtenant is prohibited from having access to or using the roof of the Subleased Premises for any purpose.

     2. TERM. The term of this Sublease ("Term") shall commence on February 1, 1999 (the "Commencement Date"), and shall expire on April 14, 2001 (the "Expiration Date"), unless sooner terminated in accordance with the terms of this Sublease.

          2.1 FAILURE TO DELIVER POSSESSION. If, for any reason beyond Sublandlord's reasonable control, Sublandlord fails to deliver possession of the Subleased Premises to Subtenant on the Commencement Date, then (a) the Term shall commence on a revised Commencement Date occurring on the date that Sublandlord delivers possession of the Subleased Premises to Subtenant, (b) Subtenant shall have no obligation to pay rent prior to such revised Commencement Date, (c) the Term shall not be extended as a result of such delay,
(d) this Sublease shall otherwise remain valid and enforceable in accordance with its terms, and (e) Sublandlord shall have no liability whatsoever for such failure to deliver the Subleased Premises on the originally scheduled Commencement Date.

          2.2 EARLY ENTRY. If Subtenant is given permission to enter the Subleased Premises prior to the Commencement Date, such entry shall be on all the terms of this Sublease except that no rent shall be payable by Subtenant during such period of entry (other than reimbursement of expenses actually incurred by Sublandlord and payment of damages or other liability for which Subtenant becomes liable under this Sublease as a result of such entry).


          2.3 EXTENSION OF TERM; RENEWAL. Subtenant acknowledges that Sublandlord has no obligation to extend the term of the Master Lease beyond its expiration date of April 14, 2001. However, in the event that Sublandlord, in its sole discretion and without any obligation to Subtenant to do so, either extends the term of the Master Lease or enters into a new lease for the Master Premises including the Subleased Premises, Sublandlord agrees to give to Subtenant written notice of such extension or new lease as soon thereafter as practicable. Sublandlord and Subtenant shall thereafter negotiate in good faith for the extension of this Sublease (including adjustments to the rent and other economic terms) or a new sublease for the Subleased Premises, subject to Landlord's consent. If Sublandlord and Subtenant fail to reach agreement on the terms of such Sublease extension or new sublease within 30 days after Sublandlord's notice to Subtenant, then the first right of negotiation granted to Subtenant hereunder shall terminate automatically and this Sublease shall expire in accordance with its terms. This first right of negotiation is personal to Subtenant and may not be transferred to any person or entity, whether voluntarily or by operation of law, without Sublandlord's prior written consent. Sublandlord may

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grant or deny its consent to any such transfer in its sole discretion.  This first right of negotiation shall be void if Subtenant is in default under this Sublease at any time during or after the 30 day negotiation period and prior to the commencement date of any such extended or new Sublease term. If Sublandlord elects not to extend the term of the Master Lease or to enter into a new lease for the Master Premises (including the Subleased Premises), Subtenant shall be entitled to negotiate a direct lease of the Subleased Premises from Landlord.

     3.   RENT.

          3.1 BASE RENT. During the Term, Subtenant shall pay to Sublandlord monthly installments of Rent as follows:

         Period                            Monthly Rent          Per Sq. Foot
         ----------------------------      ------------          ------------
         Commencement Date - 04/14/99      $23,057.58            $.721
         04/15/99  - 04/14/00              $23,761.14            $.743
         04/15/00  - 04/14/01              $24,464.70            $.765

the monthly installments of Rent shall be paid on or before the first day of each calendar month during the Term in accordance with section 3 of the Master Lease.

          3.2 ADDITIONAL RENT. In addition to the monthly installments of Rent, Subtenant shall be responsible for payment of certain expenses, as provided below:

               (a) SUBTENANT'S PERCENTAGE SHARE. As used in this Sublease, the term "Subtenant's Percentage Share" shall mean 43.3%, notwithstanding any different result that may be obtained by a re-measurement of the Subleased Premises in its configuration as existing on the date of this Sublease.

               (b) TAXES AND COMMON EXPENSES. Subtenant shall pay Subtenant's Percentage Share of all Taxes and Common Expenses charged to Sublandlord by Landlord for the Master Premises. Payment shall be made on or before the first day of each calendar month during the Term in accordance with section 4 of the Master Lease. Sublandlord shall furnish Subtenant with a copy of Landlord's estimate of Taxes and Common Expenses and an annual statement showing Subtenant's Percentage Share of the actual Taxes and Common Expenses charged by Landlord to Sublandlord during the preceding Computation Year. Such estimate and annual statement shall be provided promptly upon Sublandlord's receipt of Landlord's Tax Statement and Landlord's Expense Statement. The annual statement shall also disclose any underpayment or overpayment by Subtenant which shall be paid by Subtenant or credited or remitted to Subtenant as provided in the applicable provisions of section 4 of th Master Lease.

               (c) BUILDING EXPENSES. Subtenant shall pay Subtenant's Percentage Share of all expenses incurred by Sublandlord in the general operation, maintenance, repair and replacement of the Master Premises (the "Building Expenses").

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                    (i)  BUILDING EXPENSES DEFINED. Building Expenses shall
include, without limitation, expenses incurred for gas, water and electric utilities to the extent not separately metered to the Subleased Premises; casualty insurance maintained by Sublandlord on the Master Premises; repair, maintenance and replacement expenses of the Master Premises and its fixtures (including, for example, HVAC) which are incurred, in Sublandlord's reasonable judgment, in the discharge of Sublandlord's obligations under the Master Lease; salaries, fringe benefits and payroll taxes for Sublandlord's facilities staff; and janitorial, refuse disposal and security services (to the extent provided by Sublandlord). Building Expenses shall not include (a) expenses to the extent reimbursable to Sublandlord by insurance or warranty; (b) expenses, penalties or fines incurred or imposed due to Sublandlord's violation of the Master Lease, this Sublease or the provisions of applicable law; or (c) expenses otherwise included in the definition of Taxes or Common Expenses. If Subtenant's use of utilities or other services rendered by Sublandlord exceeds Sublandlord's historical experience or if such use or demand is reasonably determined and demonstrated by Sublandlord to be disproportionate to Subtenant's Percentage Share, then Sublandlord shall have the right to reallocate such expenses, install submeters or, if practicable, require Subtenant to contract for such services directly, in order to allocate such expenses more consistent with the parties' respective requirements and use thereof. Notwithstanding anything herein to the contrary, Subtenant's Percentage Share of Building Expenses shall be deemed to include 100% of all submetered utility services serving the Subleased Premises exclusively and billed to Sublandlord by the service provider.

                    (ii) PAYMENT. Within five business days after the beginning of each calendar quarter, Sublandlord will provide Subtenant with its estimate of Subtenant's Percentage Share of Building Expenses for the ensuing calendar quarter. Subtenant shall pay Subtenant's Percentage Share of Building Expenses in advance, in equal monthly installments (i.e., one-third of the quarterly estimate) on or before the 10th day of each calendar month during the Term. If Sublandlord is delayed in furnishing its estimate, Subtenant shall continue to pay, in monthly installments, the amount of Subtenant's Percentage Share of Building Expenses based on the most recent estimate received by Subtenant until a revised estimate is furnished by Sublandlord. Each revised estimate issued by Sublandlord more than five business days after the beginning of a calendar quarter shall become effective at the beginning of the next following calendar quarter. Within a reasonable time after the end of each calendar quarter, Sublandlord will provide to Subtenant a statement (the "Reconciliation Statement") comparing Subtenant's Percentage Share of Building Expenses actually incurred against the estimated payments theretofore received by Sublandlord from Subtenant for the period covered by the Reconciliation Statement. The Reconciliation Statement may include actual Building Expenses incurred for any prior calendar quarter provided that such expenses have not been included in any prior Reconciliation Statement. If the Reconciliation Statement shows an overpayment by Subtenant of Subtenant's Percentage Share of Building Expenses, the amount of such overpayment shall be credited against the next payment of such expenses that becomes due. If the Reconciliation Statement shows an underpayment by Subtenant of Subtenant's Percentage Share of Building Expenses, the amount of such underpayment shall be paid by Subtenant within 30 days after presentation of the Reconciliation Statement. Subtenant shall have the right, on reasonable advance notice, to review Sublandlord's records and invoices used in determining the payment due from Subtenant. Each Reconciliation Statement shall be deemed final and binding on


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Subtenant 30 days after presentation unless prior thereto Subtenant notifies
Sublandlord of any objections it has. Subtenant's Percentage Share of Building Expenses for any partial calendar month during the Term shall be subject to proration based on the actual number of days in such partial month.

          3.3 SPECIAL SERVICES. All other services required by Subtenant and not expressly provided by Sublandlord under this Sublease (e.g., telephone service, additional janitorial services) shall be contracted and paid by Subtenant directly with and to the provider of such service. With respect to any services required by Subtenant that require access to or modification of the Subleased Premises, any building systems or utilities or areas adjacent to the Subleased Premises, Subtenant shall give reasonable advance notice to Sublandlord. All work or services required by Subtenant and not provided by Sublandlord shall be performed by properly licensed contractors who have been reasonably approved by Sublandlord. Special services provided by Sublandlord's facilities maintenance department, at the request and with the approval of Subtenant's Facility Executive, shall be charged at an hourly rate set by Sublandlord from time to time.

          3.4 ADDITIONAL RENT. All payments of monthly Rent, Tenant's Percentage Share of Taxes, Common Expenses and Building Expenses, interest, late charges and all other sums of money payable by Subtenant to Sublandlord under this Sublease shall constitute "rent" under this Sublease. The obligation of Subtenant to pay rent is an independent covenant.


     4. PERMITTED USE. Subtenant shall use the Subleased Premises solely for the design, testing, light assembly and distribution of electronic components, and related administrative and office uses, and for no other purpose without the prior written consent of Sublandlord, which consent Sublandlord may not withhold unreasonably.

     5.   CONDITION OF SUBLEASED PREMISES.

          5.1 ACCEPTANCE. Subtenant acknowledges that it has inspected the Subleased Premises and accepts it in its existing "AS IS" condition. Neither Sublandlord nor anyone acting on its behalf has made any representation or warranty concerning the condition, operation or suitability of the Subleased Premises that is not expressly set forth in this Sublease. Sublandlord warrants that, to Sublandlord's knowledge, the Master Premises is in compliance with applicable law and Sublandlord has received no notice from any governmental authority having jurisdiction that the Master Premises or any part thereof does not comply with applicable law or which otherwise requires any work to be done on or about the Master Premises. As used herein, the term "Sublandlord's knowledge" means the actual knowledge of Sublandlord's Senior Facilities Manager at the date of this Sublease, without any investigation or inquiry. Subtenant shall have no liability under this Sublease for any alteration required by any governmental authority to be made to the Subleased Premises to bring it into compliance with applicable law unless the requirement for such alteration is imposed in response to or as a result of any use, alteration or improvement of the Subleased Premises by Subtenant. Sublandlord's warranty in this paragraph does not apply to any non-compliance or damage caused by (or need for repairs, alterations,

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modifications or improvements resulting from) any activities of Subtenant, its employees, agents, contractors or invitees in, on or about the Subleased
Premises.

          5.2 MODIFICATIONS BY SUBLANDLORD. Sublandlord shall have no obligation to make any repair, alteration or modification to the Subleased Premises except as expressly set forth in this Sublease. Sublandlord agrees, at its expense, to: (a) re-key all mechanical locks and re-program all electronic locks serving the Subleased Premises; (b) provide four keys per lockable door in the Subleased Premises and one electronic access card per Subtenant employee, and (c) install one additional controller and additional card readers pursuant to a schedule that is mutually acceptable to Sublandlord and Subtenant. Sublandlord may impose a reasonable charge to replace any lost keys or access cards. Except as provided above, Sublandlord agrees not to modify, remove, disable or replace the mechanical or electronic locks or access devices without providing reasonable advance notice to Subtenant.

          5.3 ALTERATIONS BY SUBTENANT. All alterations required by Subtenant to be made to the Subleased Premises shall be made at Subtenant's expense. Such alterations shall be made in accordance with the applicable provisions of the Master Lease and shall be subject to the prior written consent of Sublandlord and Landlord. Subtenant shall have the right to participate in Sublandlord's effort to obtain the consent of Landlord to any such alteration requested by Subtenant.

          5.4 REPAIR AND MAINTENANCE. Sublandlord shall maintain and repair (or use reasonable efforts to cause Landlord to maintain and repair, to the extent required of Landlord under the Master Lease) the shared access kitchen/cafeteria and bathroom areas, exterior doors and windows, and all utility and life-safety systems serving the Subleased Premises, including, without limitation, the HVAC systems and lighting fixtures, and shall provide janitorial service to the Subleased Premises. The level of all such services shall be commensurate with the level of such services provided by Sublandlord for its retained portion of the Master Premises. Expenses incurred by Sublandlord hereunder shall constitute a Building Expense that is reimbursable by Subtenant under section 3.2 of this Sublease. Notwithstanding anything in this Sublease to the contrary, Subtenant shall reimburse Sublandlord, within 15 days after presentation of an invoice, for all costs incurred by Sublandlord to repair damage caused by the negligent or willful act or omission of Subtenant or any of its employees, agents, contractors or invitees. Under no circumstances shall Subtenant make any repairs or modifications to the Master Premises structure or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Master Premises or Subleased Premises unless such repairs or modifications are previously approved in writing by Sublandlord. Sublandlord reserves the sole right to make repairs and modifications to such systems. Sublandlord agrees to give Subtenant reasonable advance notice of any work by Sublandlord or its contractors to the Master Premises which is reasonably anticipated to cause an interruption to the utility services to the Subleased Premises or which is reasonably anticipated to interfere with the conduct of Subtenant's business in the Subleased Premises. Sublandlord will use reasonable efforts to coordinate such work with Subtenant's Facility Executive in order to minimize any interference with the conduct of Subtenant's business in the Subleased Premises. There shall be no abatement of rent with respect to, and Sublandlord shall not be liable for, any injury to or interference with Subtenant's business or its leasehold interest arising from any repair,

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maintenance, alteration or improvement in or to any portion of the Subleased
Premises, Master Premises or Common Area, or in or to the fixtures, appurtenances and equipment therein.

          5.5 SURRENDER. Upon the expiration or sooner termination of this Sublease, Subtenant shall vacate and surrender the Subleased Premises in the same condition as received, except for normal wear and tear, damage by casualty or condemnation, and approved alterations, if any. Subtenant shall remove or cause to be removed from the Subleased Premises and Master Premises, prior to the termination date and at Subtenant's expense, all of Subtenant's personal property, trade fixtures, signs and any alterations, additions or improvements made to the Subleased Premises by Subtenant for which Sublandlord's consent was not obtained. Subtenant shall repair all damage to the Subleased Premises and the Master Premises caused by or in connection with the removal of such articles, including, without limitation, repairing the floor and patching and painting the walls where required by Sublandlord to Sublandlord's reasonable satisfaction, and shall deliver the Subleased Premises to Sublandlord broom clean and free of debris. Subtenant shall indemnify Sublandlord against any loss or liability resulting from delay by Subtenant in so surrendering the Subleased Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay and the costs of removing, storing and disposing of any property remaining at the Subleased Premises at the termination date of this Sublease. Any property so remaining at the Subleased Premises shall be deemed to have been abandoned by Subtenant and become the property of Sublandlord which Sublandlord may dispose of in any manner without any liability to Subtenant whatsoever. Sublandlord may retain any proceeds it may receive from the sale or disposal of such property.

     6. SECURITY. In addition to the mechanical locks and electronic access devices which are a part of the Subleased Premises, Sublandlord has contracted with an independent security guard service to provide general security for the Master Premises. The security guard or guards shall have access to the Subleased Premises. Sublandlord makes no representation that such security guard service is adequate for the protection of Subtenant or its employees, agents, contractors or invitees, and may alter, replace or terminate the security guard service contract at any time in its discretion. By providing such security guard service, Sublandlord is not assuming any liability or responsibility for any property damage or personal injury suffered by Subtenant or any of its employees, agents, contractors or invitees regardless of the cause, and Subtenant hereby releases and agrees to hold Sublandlord harmless from all such losses, liability, damages, injuries and expenses. Unless expressly agreed in writing, Sublandlord shall have no obligation to provide security guards stationed within the Subleased Premises or other security systems other than as described above. Subtenant is responsible for ensuring that all exterior doors to the Subleased Premises are locked and secure at the close of each business day and for all other security measures within the Subleased Premises.

     7. SIGNAGE. Subject to Landlord's consent, Subtenant shall have the right to install, at Subtenant's expense, its identifying sign on the exterior of the Subleased Premises facing Kaiser Drive, on the entrance door to the Subleased Premises and on the rear doors and loading dock serving the Subleased Premises. The size, materials, location and method of attachment shall be subject to Sublandlord's prior approval. All such signage shall comply with applicable law. Upon

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the expiration or sooner termination of this Sublease, Subtenant shall remove such signs and repair all damage caused thereby.

     8. ASSIGNMENT AND SUBLETTING. Subtenant acknowledges that a material consideration for Sublandlord's willingness to enter into this Sublease is Subtenant's role as a contract supplier for Sublandlord's products and the proximity of Subtenant's production facility at the Subleased Premises to Sublandlord's nearby facilities. Accordingly, in the event Subtenant desires to assign this Sublease or sublet all or any portion of the Subleased Premises, Sublandlord shall have the right to exercise any of its rights under section
15.3 of the Master Lease in its sole discretion.

     9. MASTER LEASE AND SUBLEASE TERMS. Subtenant acknowledges that it has read and is familiar with the all of the terms and conditions of the Master Lease to the extent applicable to the Subleased Premises.


          9.1 SUBORDINATION TO MASTER LEASE. This Sublease is, and shall at all times be, subject and subordinate to the Master Lease. Nothing herein shall be construed to grant Subtenant any greater rights in and to the Subleased Premises than Sublandlord holds in the Master Premises under the Master Lease.

          9.2  INCORPORATION OF MASTER LEASE PROVISIONS.

               (a) The terms, conditions, and respective rights and obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms, conditions and respective rights and obligations of Landlord and Tenant under the Master Lease except to the extent that those provisions of the Master Lease are directly contradicted or expressly excluded by this Sublease. In the event of any conflict between the provisions of the Master Lease and the provisions of this Sublease, the provisions of this Sublease shall control. Subtenant assumes and agrees to perform the obligations of Tenant under the Master Lease incorporated into this Sublease and applicable to the Subleased Premises.

               (b) For purposes of this Sublease, the following terms appearing in the Master Lease shall have the meanings indicated below: (a) "Landlord" shall mean "Sublandlord"; (b) "Tenant" shall mean "Subtenant"; (c) "Premises" shall mean "Subleased Premises"; (d) "Tenant's Share" shall mean "Subtenant's Percentage Share"; and (e) "Term" shall mean the "Term" defined herein. Capitalized terms used in this Sublease without definition have the same meanings as are ascribed to such terms in the Master Lease, as such terms are applicable to the Subleased Premises.

               (c) The time limits in the Master Lease for giving notices, making demands or performing any act, condition or covenant, or for the exercise of any right or remedy, on the part of the Tenant are, for purposes of this Sublease, reduced by three days; provided, however, in no event shall Subtenant have fewer than five days or the time period specified in the Master Lease, whichever is less, for such purposes. The time limits in the Master Lease for giving notices, making demands or performing any act, condition or covenant, or for the exercise of any

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right or remedy, on the part of the Landlord are, for purposes of this Sublease, increased by ten days.

               (d) Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord shall, to the extent incorporated herein, inure to the benefit of Sublandlord, Landlord and any other person intended to be benefitted by such provision. Any right of Landlord under the Master Lease of access or inspection, any right of Landlord under the Master Lease to do work in the Master Premises, and any right of Landlord in respect of rules and regulations, shall, to the extent incorporated herein, inure to the benefit of Sublandlord, Landlord and any other person intended to be benefitted by such provision.

          9.3 MODIFICATION OF CERTAIN MASTER LEASE PROVISIONS. For purposes of incorporation into this Sublease, the terms of the Master Lease are subject to the following additional modifications:


               (a) All provisions of the Master Lease requiring the consent or approval of Landlord shall be deemed to require the consent or approval of Landlord and Sublandlord. Any provision of this Sublease requiring the consent or approval of Sublandlord shall also require the consent or approval of the Landlord to the extent such consent is a requirement under the Master Lease. Any act of Subtenant that, if proposed to be undertaken by Sublandlord under the Master Lease would require the consent or approval of Landlord, shall be subject to the consent or approval of the Landlord. In any instance when Sublandlord's consent or approval is required under this Sublease and such consent or approval may not be withheld or denied unreasonably, Sublandlord's refusal to render its consent or approval shall be deemed reasonable if, among other considerations, the consent or approval of Landlord is required but has not been obtained despite Sublandlord's efforts to do so.

               (b) All provisions of the Master Lease that require the Tenant to submit, exhibit to, supply or provide documents, instruments, certificates, financial statements, evidence, information or other items shall be deemed to require Subtenant to furnish such items to Landlord and Sublandlord. Sublandlord shall determine the sufficiency of the items so furnished.

               (c) Sublandlord shall have no obligation to restore, repair or rebuild the Subleased Premises or Master Premises or any portion thereof, or to apply any insurance proceeds or condemnation awards it might receive, after any casualty damage or taking by eminent domain.

               (d) All provisions of the Master Lease requiring Tenant to designate Landlord as an additional insured on its insurance policy(ies), shall require Subtenant to so designate Landlord and Sublandlord on its insurance policy(ies).

          9.4 EXCLUDED MASTER LEASE PROVISIONS. The following provisions of the Master Lease are expressly excluded from this Sublease and Subtenant shall have no rights or obligations under such provisions: ORIGINAL LEASE: Basic Lease Information; Sections 1.3 [parking], 2 [term], and 5 [construction]; Exhibit B1 and Exhibit B2 [floor plans]; Sections 1 through 9 of Exhibit C [work letter]; Rider No. 1 [option to extend]; Rider No. 2, Sections 6 [alterations],10

[permitted transfers],14 [first refusal right], 15 [purchase of equipment], 18 [access to roof], and 19 [rent]. FIRST AMENDMENT: each provision which, by its terms, applies solely to the "Building D Premises" located at 6607 Kaiser Drive, as described in the First Amendment. SECOND AMENDMENT: Sections 2(b) [option to extend], 2(c) [monthly rent], and 3 [credit or payment].

          9.5  COMPLIANCE WITH MASTER LEASE.

               (a) During the Term and for all periods thereafter with respect to obligations which arise prior to the termination of this Sublease, Subtenant shall perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Tenant under the Master Lease which pertain to the Subleased Premises and/or this Sublease. Without limiting the generality of the foregoing statement, Subtenant shall occupy and use the Subleased Premises in compliance with the terms of the Master Lease applicable to the Subleased Premises, and will not do or permit any act or omission which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge, lien, penalty or expense thereunder.

               (b) Subtenant agrees that Sublandlord shall not be required to perform any of the obligations, agreements or undertakings of Landlord under the Master Lease. Insofar as any of the obligations, agreements or undertakings of Sublandlord under this Sublease are required to be performed under the Master Lease by Landlord, Sublandlord shall use reasonable efforts to seek and obtain Landlord's performance thereof and shall otherwise have no duty, obligation or liability with respect to Landlord's failure to do so. Any condition resulting from a default by Landlord shall not constitute, as between Sublandlord and Subtenant, an actual or constructive eviction of Subtenant. No such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the rent provided for in this Sublease. In furtherance of the foregoing, Subtenant hereby waives any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease.

          9.6 TERMINATION OF MASTER LEASE. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease excluding those which accrued prior to such termination and those which by their terms survive the termination of this Sublease; provided, however, that if the Master Lease terminates as a result of a default or breach by Subtenant under this Sublease, then Subtenant shall be liable to Sublandlord for all damages suffered as a result of such termination. Notwithstanding any implication herein to the contrary, if the Master Lease gives Sublandlord any right to terminate the Master Lease in the event of the partial or total damage, destruction or condemnation of the Master Premises, then the exercise of such right by Sublandlord shall not constitute a default or breach by Sublandlord under this Sublease. Sublandlord shall have no liability to Subtenant for any failure of Landlord to apply insurance proceeds or any condemnation award toward the repair or restoration of the Subleased Premises or Master Premises.

          9.7 CONSENT OF LANDLORD. This Sublease is expressly conditioned on Sublandlord having received the prior written consent of Landlord to the terms of this Sublease on or before the Commencement Date. Subtenant agrees to provide such information concerning Subtenant (including, without limitation, financial statements, business history and plans, and intended use of the Subleased Premises) as may be reasonably requested by Landlord, and to execute and deliver such certifications and agreements as Landlord may reasonably request, as a condition to Landlord granting its consent to this Sublease.

     10.  DEFAULT.

          10.1 BY SUBTENANT. In addition to the events of default set forth in the Master Lease, a default by Subtenant under the Manufacturing Agreement shall, upon the expiration of any available cure period set forth therein, automatically and without further notice, constitute a non-curable default under this Sublease.


          10.2 BY SUBLANDLORD; NOTICE AND RIGHT TO CURE. Sublandlord agrees to give to Subtenant, promptly upon receipt by Sublandlord, a copy of any written notice of default received by Sublandlord from Landlord under the Master Lease. If Sublandlord elects not to cure or fails to cure such default timely and Subtenant thereafter effects a cure which is accepted by Landlord, Subtenant shall be entitled to deduct the actual, direct cost of such cure from the rent payable by Subtenant under this Sublease until Subtenant has fully recovered such cost of cure.

     11.  INDEMNITY.

          11.1 BY SUBTENANT. Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs, which Sublandlord may incur or pay out by reason of (a) any personal injury, death or property damage occurring in or on the Subleased Premises (except to the extent caused by or resulting from the negligence or willful misconduct of Sublandlord, Landlord or their respective agents, employees, contractors or invitees); (b) any breach or default by Subtenant under this Sublease; (c) any act or omission of Subtenant which results in a breach or default by Sublandlord under the Master Lease; (d) any failure by Subtenant to surrender the Subleased Premises upon the expiration or earlier termination of this Sublease in the condition required hereby; or (e) any negligent act or omission or any intentional wrongdoing by Subtenant or any of its agents, employees, contractors or invitees.

          11.2 BY SUBLANDLORD. Sublandlord shall indemnify, defend and hold harmless Subtenant from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs, which Subtenant may incur or pay out by reason of (a) any personal injury, death or property damage caused by or resulting from the negligence or willful misconduct of Sublandlord or its agents, employees, contractors or invitees (except to the extent caused by or resulting from the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees); (b) any breach or default by Sublandlord under this Sublease; or (c) any termination of this Sublease occurring prior to the Expiration Date which results from the breach or default by Sublandlord under the Master Lease.

          11.3 LIMITATION OF LIABILITY. Notwithstanding anything in this Sublease to the contrary, except as set forth in the next sentence, neither Sublandlord nor Subtenant shall be liable to the other under this Sublease for any incidental, consequential or special damages of any kind that it may cause even if it has been notified by the damaged party of the possible occurrence of any such damage. The foregoing liability limitation shall not apply to any liability that may be imposed on Sublandlord by Landlord for damages to the extent caused by or resulting from the breach, act, neglect, omission or intentional wrongdoing of Subtenant or any of its agents, employees, contractors or invitees, whether or not such damages are direct, indirect, incidental, consequential or special.

     12. BROKERS. Each party represents and warrants to the other party that it has not retained the services of any broker, real estate licensee or finder, and that no person or entity is entitled to any broker's or finder's fee or commission of any kind in connection with the transaction evidenced by this Sublease. Each party shall indemnify, defend and hold harmless the other party from and against all claims, demands, costs, expenses and liabilities, including, without limitation, reasonable attorneys' fees and costs, incurred as a result of any broker's or finder's fee, commission or payment of any kind asserted by any person or entity claiming to have represented such party in connection with this Sublease.

     13. SUBLANDLORD'S REPRESENTATIONS. Sublandlord represents and warrants to Subtenant as follows:

          13.1 Sublandlord has provided to Subtenant a complete and accurate copy of the Master Lease, including all amendments thereto, but omitting only certain economic terms having no relevance to this Sublease and for which Subtenant shall have no liability or obligation.

          13.2 The Master Lease is in full force and effect; Sublandlord has received no notice of default from Landlord that has not been cured prior to the date of this Sublease and, to Sublandlord's actual knowledge (but without investigation), there exists no default or failure of a condition under the Master Lease, and no event or condition exists which, with notice or passage of time, or both, would constitute a default or failure of condition thereunder.

     14. SUBTENANT'S REPRESENTATIONS. Subtenant represents and warrants to Sublandlord as follows:

          14.1 The execution, delivery and performance of this Sublease by Subtenant has been authorized by all necessary corporate action. When executed and delivered by Subtenant and Sublandlord, this Sublease shall be binding and enforceable against Subtenant in accordance with its terms, subject only to obtaining the consent of Landlord, the execution and delivery of the Manufacturing Agreement, and the application of equitable principles or bankruptcy rules and regulations which may limit certain rights or remedies of the parties under certain circumstances; and no consent, approval, permit or authorization of any other person, entity or governmental agency is required as a condition to the validity or enforceability of this Sublease in accordance with its terms.

          14.2 No litigation, arbitration or other adversarial or governmental proceeding is pending or, to Subtenant's knowledge, threatened which could impair the enforceability of the Sublease against Subtenant, or terminate the Master Lease or Subtenant's interest in the Subleased Premises.

     15.  GENERAL PROVISIONS.

          15.1 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed sufficiently given if personally delivered to the addressee (by personal service or by delivery via a recognized courier service which obtains the signature of the recipient or its agent as evidence of delivery) or if sent by registered or certified mail, return receipt requested, with postage pre-paid and addressed as herein required. Notices so sent shall be deemed to have been received on the earlier of actual receipt or on the third business day following deposit in the U.S. mail. All notices to Subtenant shall be addressed to Subtenant at the Subleased Premises. All notices to Sublandlord shall be addressed to Sublandlord at its office in the Master Premises, or to such other person or place as Sublandlord may from time to time designate in a notice to Subtenant.

          15.2 ENTIRE AGREEMENT; EXHIBITS. This Sublease, including all exhibits, agreements and addenda attached hereto or referenced herein, is the entire agreement between Sublandlord and Subtenant and supersedes all prior or contemporaneous oral or prior written instruments, negotiations or understandings between the parties concerning the sublease of the Subleased Premises.


          15.3 AMENDMENTS. No amendment of this Sublease shall be effective unless set forth in a writing which specifies such amendment and is signed by Sublandlord and Subtenant.


          15.4 ACCORD AND SATISFACTION. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction. Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such rent or pursue any other remedy provided in this Sublease.

          15.5 CAPTIONS AND HEADINGS. The captions and headings used in this Sublease to reference articles, sections, paragraphs and terms are provided solely for convenience of reference and shall not be deemed to be relevant in resolving any question of interpretation of any provision of this Sublease.


          15.6 APPLICABLE LAW. This Sublease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed wholly in such state.

          15.7 EXAMINATION OF SUBLEASE; CONTINGENCIES. Submission of this Sublease for examination or signature by Subtenant does not constitute a reservation of or option to lease. This document is not effective as a lease or otherwise unless and until it and the Manufacturing Agreement are executed and delivered by both Sublandlord and Subtenant and the consent of the Landlord to this Sublease is obtained.


     The parties hereto have executed this Sublease on the dates specified immediately below their respective signatures hereto.


SUBTENANT:                        SUBLANDLORD:

DOVATRON INTERNATIONAL, INC.,     MYLEX CORPORATION,
a Delaware corporation            a Delaware corporation

By: /s/ Steve Howard              By: /s/ Colleen Gray
   -----------------------------     ----------------------------
Name: Steve Howard                Name: Colleen Gray
Title: VP/GM                      Title: VP Finance & CEO


By: /s/ William J. Butler         By:
   -----------------------------     ----------------------------
Name: William Butler              Name:
Title:                            Title:

Date: February 15, 1999           Date: February 15, 1999